UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2022

QUIDELORTHO CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	000-10961	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 552-1100

(Registrant’s telephone number, including area code)

Coronado Topco, Inc.

1001 Route 202, Raritan, New Jersey 08869

(Former name or former address, if changed since last report)

*

This report is filed by the Registrant as the successor issuer to Quidel Corporation. The common stock of Quidel Corporation previously was registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act by virtue of Rule 12g-3(a).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 27, 2022 (the “Closing Date”), pursuant to a Business Combination Agreement entered into as of December 22, 2021 (the “Business Combination Agreement”), by and among Quidel Corporation (“Quidel”), Ortho Clinical Diagnostics Holdings plc (“Ortho”), QuidelOrtho Corporation (formerly Coronado Topco, Inc.) (the “Company” or “QuidelOrtho”), Orca Holdco, Inc., Laguna Merger Sub, Inc. (“U.S. Merger Sub”), and Orca Holdco 2, Inc., Quidel and Ortho consummated a business combination (the “Combinations”) by way of (i) a scheme of arrangement undertaken by Ortho under Part 26 of the UK Companies Act 2006 (the “Ortho Scheme”), pursuant to which each issued and outstanding share of Ortho (the “Ortho Shares”) was acquired by a nominee of the Company, such that Ortho became a wholly owned subsidiary of the Company, and (ii) a merger (the “Quidel Merger”) of U.S. Merger Sub with and into Quidel, with Quidel surviving the merger as a wholly owned subsidiary of the Company. The High Court of Justice of England and Wales (the “Court”) sanctioned the Ortho Scheme on May 26, 2022 and a sealed order of the Court (the “Ortho Scheme Order”) was delivered to the Registrar of Companies (the “Registrar”) at Companies House on May 27, 2022 (such time being the “Ortho Effective Time,” and such date that the Ortho Scheme Order was duly filed with the Registrar, the “Scheme Effective Date”).

As a result of the Combinations, the Company became the successor issuer to Quidel pursuant to Rule 12g-3(a) under the Exchange Act. This Current Report on Form 8-K (this “Form 8-K”) is being filed for the purpose of establishing the Company as the successor issuer pursuant to Rule 12g-3(a) and to disclose certain related matters. Pursuant to Rule 12g-3(a), shares of QuidelOrtho common stock, par value $0.001 per share (each, a “QuidelOrtho Share”), as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2022, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, Bank of America, N.A., as administrative agent and swing line lender (“Bank of America”), and the other lenders and L/C issuers party thereto (together with Bank of America, the “Lenders”). Pursuant to the Credit Agreement and in connection with the consummation of the Combinations, the Lenders provided the Company with a $2.75 billion senior secured term loan facility (the “Term Loan”) and a $750.0 million revolving credit facility (the “Revolving Credit Facility” and with the Term Loan, the “Financing”). The Financing is guaranteed by certain material domestic subsidiaries of the Company (the “Guarantors”) and is secured by liens on substantially all of the assets of the Company and the Guarantors, excluding real property and certain other types of excluded assets.

Loans under the Credit Agreement will bear interest at a rate equal to (i) the forward-looking Secured Overnight Financing Rate, plus an adjustment based on the duration of the selected interest period (as adjusted, “Term SOFR”), plus the “applicable rate” or (ii) the “base rate” (defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus one-half of one percent, (c) Term SOFR plus 1.10% and (d) 1.00%) plus the “applicable rate.” The initial applicable rate will be 0.75% per annum for base rate loans and 1.75% per annum for Term SOFR rate loans, and thereafter will be determined in accordance with a pricing grid based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) ranging from 1.50% to 2.25% per annum for Term SOFR rate loans and from 0.50% to 1.25% per annum for base rate loans. In addition, the Company will pay a commitment fee on the unused portion of the Credit Agreement based on the Company’s Consolidated Leverage Ratio ranging from 0.225% to 0.30% per annum.

The Term Loan is subject to quarterly amortization of the principal amount on the last business day of each fiscal quarter of the Company (commencing on September 30, 2022) in such amounts as are set forth in the Credit Agreement. The Term Loan and the Revolving Credit Facility will mature on May 27, 2027. The Company must prepay loans outstanding under the Credit Agreement in an amount equal to the Net Cash Proceeds (as defined in the Credit Agreement) from (i) certain property dispositions and (ii) the receipt of certain other amounts not in the ordinary course of business, such as certain insurance proceeds and condemnation awards, in each case, if not reinvested within a specified time period as contemplated in the Credit Agreement.

On the closing date of the Credit Agreement, the Company borrowed the entire amount of the Term Loan. The Company used the proceeds of the Term Loan along with its cash on hand, to (i) pay the cash consideration portion for the Company’s acquisition of the outstanding shares of Ortho, (ii) repay substantially all of Ortho’s outstanding indebtedness, including (a) Ortho’s previous credit agreement, which was terminated upon such repayment, and (b) Ortho’s 7.375% senior notes due 2025 (“2025 Notes”) and 7.250% senior notes due 2028 (“2028 Notes”), in each case including principal, accrued interest, outstanding fees, and, with respect to the 2025 Notes and 2028 Notes, call and make whole premiums, and (iii) pay the fees and expenses incurred in connection with the Combinations and the refinancing transactions described above.

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers, indebtedness, liens, investments and transactions with affiliates. The Credit Agreement contains two financial covenants: (i) a maximum Consolidated Leverage Ratio as of the last day of each fiscal quarter of (a) 4.50 to 1.00 for the first four fiscal quarters ending after the closing date of the Credit Agreement (the “Initial Measurement Period”), (b) 4.00 to 1.00 for the first four fiscal quarters ending after the Initial Measurement Period and (c) 3.50 to 1.00 for each fiscal quarter thereafter; and (ii) a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00 as of the end of any fiscal quarter for the most recently completed four fiscal quarters.

The Credit Agreement also includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and cross-default other indebtedness of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Explanatory Note of this Form 8-K is incorporated by reference into this Item 2.01.

On May 27, 2022, pursuant to the Business Combination Agreement, (i) Ortho and the Company effected the Ortho Scheme, pursuant to which a nominee of the Company acquired each issued and outstanding Ortho Share and Ortho became a wholly owned subsidiary of the Company, and following the filing of the Ortho Scheme Order with the Registrar, (ii) U.S. Merger Sub and Quidel completed the Quidel Merger, with Quidel surviving as a wholly owned subsidiary of the Company (such time being the “Quidel Effective Time”). Pursuant to the Combinations, the Company became the parent company for the combined businesses of Quidel and Ortho.

Pursuant to the Ortho Scheme, each Ortho Share that was outstanding as of immediately prior to the Ortho Effective Time, other than Ortho Shares held by Ortho in treasury, was acquired by a nominee on behalf of and for the benefit of the Company in exchange for 0.1055 QuidelOrtho Shares and $7.14 in cash.

Pursuant to the Quidel Merger, each share of common stock of Quidel (each, a “Quidel Share”) that was outstanding as of immediately prior to the Quidel Effective Time, other than Quidel Shares held by Quidel, Ortho or U.S. Merger Sub, was converted into the right to receive one QuidelOrtho Share.

The issuance of QuidelOrtho Shares in connection with the Combinations was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-262434) initially filed with the U.S. Securities and Exchange Commission (“SEC”) on January 31, 2022 (as amended, the “Registration Statement”), and declared effective on April 11, 2022. The joint definitive proxy statement/prospectus of Quidel and Ortho, dated April 11, 2022, that forms a part of the Registration Statement contains additional information about the Combinations and the other transactions contemplated by the Business Combination Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of the Company, Quidel and Ortho in the Combinations.

The QuidelOrtho Shares were approved for listing on the Nasdaq Global Select Market (“Nasdaq”). Prior to the Combinations, the Quidel Shares were registered pursuant to Section 12(b) of the Exchange Act, and listed on Nasdaq. In connection with the closing of the Combinations, Quidel notified Nasdaq that the Combinations had been completed and requested that trading of its shares of common stock be suspended prior to the market opening on May 27, 2022. On May 27, 2022, Nasdaq suspended trading of the Quidel Shares prior to the market opening.

On May 27, 2022, QuidelOrtho Shares commenced trading on Nasdaq under the symbol “QDEL.” In addition, Nasdaq has informed Quidel that it will file with the SEC a notification on Form 25 on Quidel’s behalf to withdraw the Quidel Shares from listing and terminate the registration of such shares under Section 12(b) of the Exchange Act. Quidel intends to file a Form 15 with the SEC to terminate the registration of the Quidel Shares under the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act approximately ten days after Nasdaq files the Form 25.

The foregoing description of the Business Combination Agreement and the Combinations does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement filed as Exhibit 2.1 to the Registration Statement, which is incorporated into this Item 2.01 by reference. The Business Combination Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Quidel, Ortho or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company, Quidel or Ortho in their public reports filed with the SEC. The representations, warranties and covenants contained in the Business Combination Agreement were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the respective parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Business Combination Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s, Quidel’s or Ortho’s respective public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01, in connection with the closing of the Combinations, on May 27, 2022, the Company entered into the Credit Agreement. The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03. The Credit Agreement is filed hereto as Exhibit 10.2 and incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 of this Form 8-K is incorporated by reference into this Item 3.03.

Upon consummation of the Ortho Scheme, each Ortho Share issued and outstanding immediately prior to the Ortho Effective Time was acquired by the Company in exchange for 0.1055 QuidelOrtho Shares and $7.14 in cash. Upon consummation of the Quidel Merger, each Quidel Share issued and outstanding immediately prior to the Quidel Effective Time automatically converted into the right to receive one QuidelOrtho Share. Accordingly, the Ortho shareholders and the Quidel stockholders became stockholders of QuidelOrtho. Each QuidelOrtho Share is issued pursuant to, and will carry with it the rights and obligations set forth in, the Amended and Restated Certificate of Incorporation of QuidelOrtho, filed hereto as Exhibit 3.1 and incorporated into this Item 3.03 by reference.

Assumption of Stock Plans

In connection with the Combinations, on May 27, 2022, the Company assumed Quidel’s 2018 Equity Incentive Plan, as amended and restated (the “2018 Plan”), and 1983 Employee Stock Purchase Plan, as amended and restated (the “1983 ESPP” and together with the 2018 Plan, each as assumed, the “Assumed Stock Plans”), including all form of award agreements and grants of awards issued thereunder, and the Quidel Shares subject to the 2018 Plan or 1983 ESPP, as applicable, were replaced by an equivalent number of QuidelOrtho Shares. Accordingly, following the consummation of the Combinations, a number of QuidelOrtho Shares equal to the number of Quidel Shares subject to the 2018 Plan or 1983 ESPP, as applicable, became issuable by QuidelOrtho under the Assumed Stock Plans. In connection with the assumption of the Assumed Stock Plans, the 2018 Plan was renamed the “QuidelOrtho Corporation Amended and Restated 2018 Equity Incentive Plan,” the 1983 ESPP was renamed the “QuidelOrtho Corporation Amended and Restated 1983 Employee Stock Purchase Plan,” and all references to the “Company” in such Assumed Plans were changed to QuidelOrtho.

Also in connection with the Combinations, the Company assumed all obligations of Quidel pursuant to each stock option to purchase a Quidel Share (a “Quidel Option”) and pursuant to each right to acquire or vest in a Quidel Share (a “Quidel Equity Right,” and such awards together with the Quidel Options, the “Quidel Stock Awards”) that was outstanding immediately prior to the Quidel Effective Time, and all agreements relating to such Quidel Stock Awards (as assumed, the “QuidelOrtho Stock Awards”).

The Company intends to file a registration statement with the SEC on Form S-8 with respect to the QuidelOrtho Shares subject to the assumed QuidelOrtho Stock Awards held by individuals who are employees, directors or consultants of QuidelOrtho and its subsidiaries as of the Scheme Effective Date.

The foregoing descriptions of the 2018 Plan and the 1983 ESPP are qualified in their entirety by the terms of such plans, which are filed hereto as Exhibits 10.3 and 10.4, respectively, and incorporated into this Item 3.03 by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

In connection with the consummation of the Combinations, on May 27, 2022, the Company appointed Ernst & Young LLP (“EY”) as its independent registered public accounting firm for fiscal year 2022. EY served as the independent registered public accounting firm of Quidel.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors of the Company and Resignation of Sole Director

Pursuant to the Business Combination Agreement, Quidel was entitled to designate eight directors of the Company prior to the closing of the Combinations, and Ortho was entitled to designate four directors of the Company prior to the closing of the Combinations. On the Closing Date, the following individuals were appointed as members of the Company’s board of directors: Douglas C. Bryant, Kenneth F. Buechler, Edward L. Michael, Mary Lake Polan, Ann D. Rhoads, Matthew W. Strobeck, Kenneth J. Widder, Joseph D. Wilkins Jr., Christopher M. Smith, Stephen H. Wise, Robert R. Schmidt and Evelyn Dilsaver, each of whom, other than Mr. Bryant and Mr. Smith, qualifies as an “independent director” under the applicable rules of Nasdaq. Immediately following the appointment of the aforementioned members of the Company’s board of directors, Joseph M. Busky resigned as the sole director of the Company.

Pursuant to that certain Principal Stockholders Agreement, dated as of December 22, 2021, by and among the Company, Quidel, Ortho and the Initial Carlyle Stockholder (as defined therein) (the “Principal Stockholders Agreement”), the Initial Carlyle Stockholder is entitled to appoint two directors of the Company so long as it holds at least 12% of the outstanding QuidelOrtho Shares, one director so long as it holds at least 5% but less than 12% of the outstanding QuidelOrtho Shares and no directors if it holds less than 5% of the outstanding QuidelOrtho Shares. As of the Closing Date, the Initial Carlyle Stockholder holds more than 12% of the outstanding QuidelOrtho Shares and is therefore entitled to appoint two directors of the Company.

The foregoing description of the Principal Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to the Registration Statement, which is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Business Combination Agreement, the Principal Stockholders Agreement, or as described in the Registration Statement.

On the Closing Date and prior to the listing of the QuidelOrtho Shares on Nasdaq, the Company established an Audit Committee (the “Audit Committee”), a Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”), a Compensation Committee (the “Compensation Committee”) and a Science and Technology Committee (the “Science and Technology Committee”) of the board of directors of the Company, with the following compositions:

Audit Committee:	Ann D. Rhoads (Chair)
Kenneth J. Widder
Matthew W. Strobeck
Evelyn Dilsaver

Nominating and Governance Committee:	Kenneth J. Widder (Chair)
Joseph D. Wilkins Jr.
Kenneth F. Buechler
Stephen H. Wise

Compensation Committee:	Edward L. Michael (Chair)
Joseph D. Wilkins Jr.
Mary Lake Polan
Robert R. Schmidt

Science and Technology Committee:	Kenneth F. Buechler (Chair)
Edward L. Michael
Kenneth J. Widder
Matthew W. Strobeck
Mary Lake Polan

Appointment of Officers of the Company

On the Closing Date, each of the following individuals (the “Executive Officers”) were appointed as an “officer” (within the meaning of Section 16 of the Exchange Act) and an “executive officer” of the Company for purposes of Rule 3b-7 under the Exchange Act:

Name	Title
Douglas C. Bryant	Chairman and Chief Executive Officer
Robert J. Bujarski	President and Chief Operating Officer
Joseph M. Busky	Chief Financial Officer
Michael S. Iskra	Chief Commercial Officer
Michelle A. Hodges	Senior Vice President, General Counsel
Werner Kroll, Ph.D.	Senior Vice President, Research and Development

Transaction Bonuses

In connection with the Combinations, on January 31, 2022, Quidel’s compensation committee approved the grant of (i) success cash bonus awards for each of Mr. Bryant, Mr. Bujarski and Ms. Hodges in the following amounts: Mr. Bryant: $875,500; Mr. Bujarski: $525,000; and Ms. Hodges: $450,000; (ii) integration/retention cash bonus awards for each of Mr. Bryant, Mr. Bujarski, Ms. Hodges and Dr. Kroll in the following amounts: Mr. Bryant: $717,500; Mr. Bujarski: $420,000; Ms. Hodges: $315,000; and Dr. Kroll: $385,000; and (iii) integration/retention equity awards for each of Mr. Bryant, Mr. Bujarski, Ms. Hodges and Dr. Kroll in the following amounts: Mr. Bryant: $2,500,000; Mr. Bujarski: $1,400,000; Ms. Hodges: $750,000; and Dr. Kroll: $750,000. The success bonus awards will be grossed up for taxes and become payable upon the closing of the Combinations. The first 25% of the integration/retention cash bonus awards became payable upon the closing of the Combinations, and the remaining 75% will become payable upon the first anniversary thereof. The integration/retention equity awards were granted in the form of restricted stock units and will vest with respect to 50% of the award on the second anniversary of the grant date and the remaining 50% in equal annual installments (25% per year) thereafter.

Also in connection with the Combinations, the Ortho board of directors approved the grant of retention bonuses to certain employees and executive officers. The Ortho retention bonuses were put in place to retain key talent during the period between the signing of the Business Combination Agreement and the consummation of the Combinations and the 12-month period following the consummation of the Combinations. Forty percent of the Ortho retention bonuses is expected to be paid out to recipients at the consummation of the Combinations, with the remaining 60% payable on the first anniversary thereof, subject to earlier payment upon termination in certain circumstances as discussed in the Registration Statement. As a result, each of Mr. Busky and Mr. Iskra are entitled to receive an Ortho retention bonus in the amount of $384,375 and $375,000, respectively, following the closing of the Combinations.

In connection with the Combinations, the Ortho board of directors also approved the grant of transaction bonuses to certain employees and executive officers. The Ortho transaction bonuses were put in place to reward key talent and became payable upon the consummation of the Combinations. As a result, each of Mr. Busky and Mr. Iskra will receive an Ortho transaction bonus in the amount of $384,375 and $375,000, respectively, following the closing of the Combinations.

Post-Combinations Compensation and Benefit Arrangements

The information set forth in Item 3.03 of this Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Business Combination Agreement, employees of Quidel and its subsidiaries at the Quidel Effective Time who continue to remain employed with Quidel or its subsidiaries (the “Quidel Continuing Employees”), and employees of Ortho and its subsidiaries at the Ortho Effective Time who continue to remain employed with Ortho or its subsidiaries (the “Ortho Continuing Employees”), will receive, during the 12-month period following the Quidel Effective Time or the Ortho Effective Time, as applicable, base salary or wages, severance benefit protections and pension and welfare benefits that are no less favorable, in the aggregate, than those provided to such Quidel Continuing Employees or Ortho Continuing Employees, as applicable, immediately prior to the respective Quidel Effective Time or Ortho Effective Time.

In addition, executive officers and directors who are retained to provide services to Quidel following the consummation of the Combinations may enter into new individualized compensation arrangements.

Executive Employment and Severance Arrangements

In connection with the consummation of the Combinations, each of Mr. Bryant’s, Mr. Bujarski’s, Ms. Hodges’s and Dr. Kroll’s employment in their respective roles of the Company will continue under the respective executive’s current employment agreement or arrangement, as applicable, with Quidel, as further described in the section titled “Other Matters Relating to the Quidel Stockholders’ Meeting—Executive Compensation—Employment, Change in Control and Severance Arrangements” of the Registration Statement, which is incorporated into this Item 5.02 by reference.

Each of Mr. Bryant’s and Mr. Bujarski’s employment agreements provide for severance benefits in the event of a qualifying termination of employment, and each of Ms. Hodges and Dr. Kroll are “at will” employees, as further described in the section titled “Other Matters Relating to the Quidel Stockholders’ Meeting—Executive Compensation—Employment, Change in Control and Severance Arrangements” of the Registration Statement, which is incorporated into this Item 5.02 by reference.

The foregoing is not a complete description of Mr. Bryant’s, Mr. Bujarski’s or Dr. Kroll’s employment agreements with the Company and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and incorporated into this Item 5.02 by reference. The foregoing is not a complete description of Ms. Hodges’s employment arrangement with the Company and is qualified in its entirety by reference to the section titled “Other Matters Relating to the Quidel Stockholders’ Meeting—Executive Compensation—Employment, Change in Control and Severance Arrangements” of the Registration Statement, which is incorporated into this Item 5.02 by reference.

In connection with the consummation of the Combinations, each of Mr. Busky’s and Mr. Iskra’s employment as Chief Financial Officer and Chief Commercial Officer, respectively, of the Company will continue under the respective executive’s current employment agreement with Ortho. Mr. Busky’s current employment agreement with Ortho provides for annual base salary, performance bonus eligibility, an initial equity grant award and benefits. Under his current employment arrangement with Ortho, Mr. Busky is entitled to severance payments equal to six months of his annual base salary if his employment is terminated without cause. Mr. Iskra is party to an employment offer letter with Ortho, which was amended in May 2021 in order to align his severance terms and conditions with those of Ortho’s other named executive officers, as well as his 2021 increase in base salary and performance-based pay target. Generally, under the terms of Mr. Iskra’s amended offer letter, subject to Mr. Iskra’s execution and non-revocation of a separation agreement and release in a form satisfactory to Ortho, if Mr. Iskra is terminated without cause, he will be eligible to receive minimum severance benefits equal to six months’ continued base salary plus 50% of his target bonus and subsidized health benefit coverage for six months following his termination.

The foregoing is not a complete description of Mr. Busky’s or Mr. Iskra’s employment agreements with the Company and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed hereto as Exhibits 10.8 and 10.9, respectively, and incorporated into this Item 5.02 by reference.

Director and Officer Indemnification Agreements and Change in Control Agreements

In connection with the Combinations, the Company adopted a form of indemnification agreement (“Form Indemnification Agreement”) for directors and officers pursuant to which, among other things, the Company agrees, subject to customary exceptions, to hold harmless and indemnify the director or officer to the fullest extent permitted by the Delaware General Corporation Law.

Also in connection with the Combinations, the Company adopted a form of change in control agreement (“Form Change in Control Agreement”), which the Company expects to be entered into with certain of its executive officers to provide for the payment of severance benefits in the event of termination of employment in connection with a change in control of QuidelOrtho.

The foregoing description of the Form Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed hereto as Exhibit 10.10 and incorporated into this Item 5.02 by reference. The foregoing description of the Form Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed hereto as Exhibit 10.11 and incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On the Closing Date, in connection with the consummation of the Combinations, the Company amended and restated its certificate of incorporation and its bylaws. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are filed hereto as Exhibits 3.1 and 3.2, respectively, and incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On May 27, 2022, the Company issued a press release announcing the closing of the Combinations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Business Combination Agreement, dated as of December 22, 2021, by and among Quidel Corporation, Ortho Clinical Diagnostics Holdings plc, Coronado Topco, Inc., Orca Holdco, Inc., Laguna Merger Sub, Inc. and Orca Holdco 2, Inc. (incorporated by reference to Annex A to the joint proxy statement/prospectus forming part of the registration statement filed by Coronado Topco, Inc. with the SEC on January 31, 2022)

3.1	Amended and Restated Certificate of Incorporation of QuidelOrtho Corporation

3.2	Amended and Restated Bylaws of QuidelOrtho Corporation

10.1	Principal Stockholders Agreement, dated as of December 22, 2021, by and among Coronado Topco, Inc., Quidel Corporation, Ortho Clinical Diagnostics Holdings plc and the Initial Carlyle Stockholder (as defined therein) (incorporated by reference to Annex B to the joint proxy statement/prospectus forming part of the registration statement filed by Coronado Topco, Inc. with the SEC on January 31, 2022)

10.2**	Credit Agreement, dated May 27, 2022, by and among QuidelOrtho Corporation, each lender from time to time party thereto, each L/C Issuer (as defined therein), and Bank of America, N.A., as Administrative Agent and Swing Line Lender

10.3	QuidelOrtho Corporation Amended and Restated 2018 Equity Incentive Plan

10.4	QuidelOrtho Corporation Amended and Restated 1983 Employee Stock Purchase Plan

10.5	Employment Agreement, dated as of January 16, 2009, between Quidel and Douglas C. Bryant (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Quidel with the SEC on January 20, 2009)

10.6	Employment Offer Letter, dated as of June 5, 2008, between Quidel and Robert J. Bujarski (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Quidel with the SEC on June 6, 2008)

10.7	Employment Offer Letter, dated April 24, 2014, between Quidel and Werner Kroll (incorporated by reference to Exhibit 10.1 to the Form 10-Q for the quarter ended June 30, 2014, filed by Quidel with the SEC on July 24, 2014)

10.8	Offer Letter, dated June 30, 2020, by and between Ortho-Clinical Diagnostics, Inc. and Joseph M. Busky (incorporated by reference to the Form S-1 filed by Ortho with the SEC on January 4, 2021)

10.9	Offer Letter, dated August 13, 2015, by and between Ortho-Clinical Diagnostics, Inc. and Michael Iskra (incorporated by reference to the Form S-1 filed by Ortho with the SEC on January 4, 2021)

10.10	Form of Indemnification Agreement

10.11	Form of Change in Control Agreement

99.1	Press Release, dated May 27, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

*

Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

**	Schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2022

QUIDELORTHO CORPORATION

By:	/s/ Joseph Busky
Name:	Joseph Busky
Its:	Chief Financial Officer